EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation of our report dated March 15, 2013, relating to the 2012 consolidated financial statements of Tri-County Financial Corporation, by reference in Registration Statements Nos. 33-97174, 333-79237, 333-70800, and 333-125103, each of Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation, for the year ended December 31, 2012.

/s/ Stegman & Company

Baltimore, Maryland

March 15, 2013